CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Evergreen Fixed Income Trust

We consent to the use of our report dated January 27, 2006 for the Evergreen Diversified Bond Fund, a series of Evergreen Fixed Income Trust, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts

March 29, 2006